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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

     1.  Leisegang Medical, Inc. (Boca Raton, Florida)

     2.  Leisegang Feinmechanik-Optik GmbH (Berlin, Germany)

     3.  Galenica Inc. (New Brunswick, Canada)

     4.  Galenica, Inc. (Delaware)

     5.  Optical Filter Corporation (Natick, Massachusetts)

     6.  Optical Filter Corporation, GmbH (Waechtersbach, Germany)

     7.  Galileo Foreign Sales Corporation

     8.  Galileo Photonics, Inc.